EXHIBIT 21.1




                          SUBSIDIARIES OF THE COMPANY
                          ---------------------------


                          BankUnited FSB
                          255 ALHAMBRA CIRCLE
                          CORAL GABLES, FL 33134

                          Bay Holdings, Inc
                          255 ALHAMBRA CIRCLE
                          CORAL GABLES, FL 33134

                          T & D Properties, Inc.
                          255 ALHAMBRA CIRCLE
                          CORAL GABLES, FL 33134

                          BankUnited Mortgage Corporation
                          255 ALHAMBRA CIRCLE
                          CORAL GABLES, FL 33134

                          BU Ventures
                          255 ALHAMBRA CIRCLE
                          CORAL GABLES, FL 33134

                          SCG Mortgage Corporation
                          4000 Hollywood Boulevard
                          Hollywood, Florida 33021
                          Incorporated in the State of Delaware

                          Suncoast Finance Corporation
                          Corporate Trust Center
                          4000 Hollywood Boulevard
                          Hollywood, Florida 33021
                          Incorporated in the State of Delaware

                          Suncoast Management Corporation
                          Corporation Trust Center
                          4000 Hollywood Boulevard
                          Hollywood, Florida 33021
                          Incorporated in the State of Delaware

                          SCS Ventures, Incorporated
                          4000 Hollywood Boulevard
                          Hollywood, Florida 33021
                          Incorporated in the State of Florida

                          SCG Holdings, Inc.
                          4000 Hollywood Boulevard
                          Hollywood, Florida 33021
                          Incorporated in the State of Florida